Exhibit 10.57

1 Annick Conway Subject: FW: subsequent event items From: Will Horne <will@Bitnile.com> Date: Sunday, November 20, 2022 at 10:10 AM To: Lutz Henckels <lhenckels@gigatronics.com>, J Read <jread@greshamww.com>, Rishi Mehta <rmehta@gigatronics.com> Cc: Ken Cragun <ken@Bitnile.com>, David Katzoff <david@Bitnile.com>, Jean Ho <jean@Bitnile.com> Subject: RE: subsequent event items Lutz, I confirm that Ault Lending agreed to extend the $1.3 million loan to February 14, 2023. David or Jean, please provide the requested information to Lutz/Marcum. Will Horne Chief Executive Officer BitNile Holdings, Inc. (949) 374-5699 (206) 769-6000 will@Bitnile.com www.bitnile.com 11411 Southern Highlands Pkwy, Suite 240 Las Vegas NV 89141 NOTICE The information contained in this communication is confidential, which is intended only for use of the recipient. If the reader of this communication is not the intended recipient (or the agent or employee responsible to deliver it to the intended recipient), you are hereby notified that any dissemination, distribution, or reproduction of this communication is strictly prohibited. If you have received this communication by error, please immediately notify the sender by e-mail and delete this email from your system. Thank you. v022322